UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2004

DWANGO NORTH AMERICA CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-69006	84-1407365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W Mercer St., Suite 501
Seattle, Washington	98119
(Address of Principal Executive Offices)	(Zip Code)

(206) 286-1440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 7, 2004, Dwango North America Corp. (the “Company”) entered into a license agreement with Beliefnet, Inc. (“BN”) whereby the Company will license certain BN properties and incorporate those properties into mobile entertainment services to provide the delivery, support, community and infrastructure services featuring the Beliefnet brand. The agreement duration is one year from the time of launch of the service. The Company is to pay minimum royalty payments of $162,500 over the life of the contract. Additionally, the Company agreed to advertise through BN a minimum of $150,000 over the term of the contract. Subject to certain conditions, the agreement allows the company early termination rights if certain revenue minimums are not achieved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2004

DWANGO NORTH AMERICA CORP.

By:	/s/ Rick J. Hennessey
Rick J. Hennessey
Chief Executive Officer

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